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                      [MORRISON & FOERSTER LLP LETTERHEAD]




                                                                    EXHIBIT 5.1


October 22, 1997




Glenborough Realty Trust Incorporated
Glenborough Properties, L.P.
400 South El Camino Real
San Mateo, CA  94402-1708

Ladies and Gentlemen:

        We have acted as counsel to Glenborough Realty Trust Incorporated, a Maryland corporation (the "Company"), and Glenborough Properties, L.P., a California limited partnership (the "Operating Partnership"), in connection with the issuance and sale by the Company of up to 10,000,000 shares (the "Firm Shares") of its common stock, par value $.001 per share (the "Common Stock"), plus up to an additional 1,500,000 shares (the "Additional Shares") of Common Stock which may be issued upon exercise of the Underwriters' over-allotment option, (the Firm Shares and the Additional Shares, collectively, the "Shares") pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement") dated October 20, 1997, among the Company, the Operating Partnership, and the several underwriters named in Schedule I of the Underwriting Agreement (the "Underwriters"). The Shares are the subject of a Registration Statement (the "Registration Statement") filed by the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have made such examinations and inquiries, and examined such corporate records, documents, instruments, certificates of public officials and of the Company and the Operating Partnership, and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statements on Form S-3 (Nos. 333-26815 and 333-19279) each filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), and the related form of final prospectus, dated October 20, 1997 (the "Base Prospectus"), as supplemented by a prospectus supplement dated October 20, 1997 (the "Prospectus Supplement," and together with the Base Prospectus, the "Prospectus"), in the form in which each was transmitted to the Commission for filing pursuant to Rule 424(b)(5)







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                      [MORRISON & FOERSTER LLP LETTERHEAD]




Glenborough Realty Trust Incorporated
Glenborough Properties, L.P.
October 22, 1997
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under the Act. We have also examined evidence satisfactory to us that the
Registration Statements, as so amended, became effective under the Act on February 25, 1997 and May 21, 1997, respectively. The Registration Statements, as amended when each became effective, are hereinafter referred to as the "Registration Statements."

         In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by entities other than the Company and the Operating Partnership, we have assumed that each other entity had the power to enter into and perform all of its obligations thereunder and we also have assumed the due authorization by each such other entity of all requisite actions and the due execution and delivery of such documents by each such other entity.

         Based upon and subject to the foregoing, it is our opinion that:

         (i) the Shares have been duly and validly authorized, and

         (ii) when delivered by the Company in accordance with the Underwriting Agreement, will be duly and validly issued, fully paid and nonassessable.

         We express no opinion as to matters governed by laws of any jurisdiction other than the substantive laws of the State of California, the State of Maryland and the State of New York, and the federal laws of the United States of America as in effect on the date hereof.



                                               Very truly yours,


                                               /s/ Morrison & Foerster LLP